UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2010 (April 1, 2010)

ARTISTRY PUBLICATIONS, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	333-146942	20-8285559
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
239 Jianxin Road, Jiangbei District,
Chongqing, PRC 400000
(Address of Principal Executive Offices)
(86) 023-67755514
(Issuer Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     This Form 8-K and other reports filed by Artistry Publications, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
     In this Form 8-K, references to “we,” “our,” “us,” “Company,” “Artistry” or the “Registrant” refer to Artistry Publications, Inc., a Delaware corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Independent Directors
     Effective April 1, 2010, the Board of Directors (“Board”) of the Registrant appointed the following persons as directors of the Registrant, and effectively increased the number of directors on the Board to six:
(i)	Michael Rudolph

(ii)	Lihua Zhang
     Based upon information submitted to the Board by Mr. Rudolph and Mr. Zhang, the Board has determined that Mr. Rudolph and Mr. Zhang are each “independent” under the listing standards of both the American Stock Exchange and the NASD Marketplace Rules. None of the appointees has participated in the preparation of the Registrant’s financial statements or any current subsidiary at any time during the past three years and each of them are able to read and understand fundamental financial statements.
Agreements with Independent Directors
     Mr. Rudolph and Mr. Zhang have each have executed and delivered a director offer letter, a form of which is included with this Form 8-K as Exhibit 10.1. Under the terms of the agreements, Mr. Rudolph and Mr. Zhang shall be entitled to the annual compensation of 12,500 shares of the Company’s restricted stock.
About the Independent Directors
     Mr. Michael Rudolph also serves as the founder, chief financial officer and managing member of Viking Asset Management, LLC and an investment adviser to Longview Fund, LP and Longview Fund International, LTD. (BVI), and has held such positions from January 2001 to the present. From July 1995 to December 2000, Mr. Rudolph established and acted as president of The Edgehill Group, Inc. From January 1978 to June 1995, Mr. Rudolph held various senior management positions with Charles Schwab’s Institutional Trading Division, Bank of America and Wells Fargo Bank. Mr. Rudolph has also served on several board of directors, including ElectroSource, LLC and the Stanford University Medical Center Stroke Advisory Board. Mr. Rudolph has qualified for registration with the National Association of Securities Dealers as an investment advisor since 2001. Mr. Rudolph received his Bachelor’s degree in Biochemistry from Purdue University in 1973 and a Master of Business Administration degree from Washington University in 1975.

     Mr. Lihua Zhang also serves as the chairman of Songyuan Hydropower Plant, Bo Gong Ken Hydropower Plant and Huaxi Hydropower Plant and has invested a total of RMB One Hundred Million in building these three plants from 1998 to present. In addition to serving as chairman to these three plants, Mr. Zhang is also responsible for investment, design and construction of such plants. Mr. Zhang also serves as vice chairman of Zhejiang Commercial Association and has held such position from 2006 to the present. Mr. Zhang is responsible for public relations between the Zhejiang Commercial Association and other government agencies in other provinces, including Taiwan and Hong Kong. Mr. Zhang also has served as a member of Political Consultant Conference in Songxi, Fujiang province from 2006 to present. He has directly assisted the local government in attracting a large number of enterprises, and these enterprises have in turn contributed to local government tax revenue and resulted in local job creations. Mr. Zhang worked as a manager at the Yuan Kou Reservoir from 1980 and 1990, and during this decade, Mr. Zhang constructed more than five hydropower plans and obtained the certificate of senior hydropower engineer. Mr. Zhang received his professional degree from Hangzhou Water Resources and Hydropower Professional School in 1980.
     The independent directors have no family relationships with any of the current directors, executive officers or persons nominated or appointed to become directors or executive officers. There are no related party transactions to report involving the independent directors. The independent directors do not have any material plan, contract or arrangement with the Registrant.

Item 9.01	Financial Statement and Exhibits.
(d)	EXHIBITS

Exhibit
Number	Description
10.1	Form of Director’s Offer and Acceptance Letter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Artistry Publications, Inc. (Registrant)

Date: April 6, 2010

By:	/s/ Michael Wang
Michael Wang
Chief Financial Officer

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